Exhibit 10.10(e)

AMENDMENT NUMBER FOUR TO THE
UNITED STATES CELLULAR CORPORATION
2013 LONG-TERM INCENTIVE PLAN

WHEREAS, United States Cellular Corporation, a Delaware corporation (the “Company”) has adopted and maintains the United States Cellular Corporation 2013 Long-Term Incentive Plan (the “Plan”) for the benefit of certain employees;
WHEREAS, pursuant to Section 8.2 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan as it shall deem advisable, subject to any requirement of shareholder approval as specified in the Plan, including under applicable law or the principal national stock exchange on which the Common Shares of the Company are then traded;
WHEREAS, the Board desires to amend the Plan to expand the types of bonuses eligible for deferral under the Plan’s phantom stock program and in certain administrative respects; and
WHEREAS, such amendment is not subject to any required shareholder approval.
NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of December 3, 2021, as follows:
1.The first sentence of Section 2.7 hereby is amended to read as follows:
“Bonus Year” shall mean each calendar year for which a bonus is payable (whether the bonus was earned during all or a portion of such calendar year).
2.Section 7.1 hereby is amended in its entirety to read as follows:
7.1    Bonus Deferral. The Committee may, in its discretion, permit an employee selected by the Committee to make an irrevocable election (i) not to receive currently any whole percentage of his or her gross bonus payment (whether related to an annual bonus, quarterly bonus or such other bonus as permitted by the Committee) and (ii) to have an amount equal to such percentage credited to the employee’s Deferred Compensation Account as of the date on which the bonus check is to be issued (such election, a “deferral election”). Except as otherwise permitted by law and the Committee, an employee’s deferral election shall be made on or before the last day of the calendar year immediately preceding the Bonus Year. Bonus amounts credited to the employee’s Deferred Compensation Account pursuant to this Section 7.1 (as adjusted for deemed investment returns pursuant to Section 7.3) shall be 100% vested at all times and shall be subject to the terms and conditions set forth in this Article VII and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.
3.Section 7.2(b) hereby is amended to delete the word “annual” the second and third times it appears therein.
4.Section 7.3 hereby is amended to delete the phrase “whole and fractional” as it appears therein.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment Number Four as of this third day of December, 2021.

UNTIED STATES CELLULAR CORPORATION

By:	/s/ Laurent Therivel
Laurent Therivel
Its:	President and Chief Executive Officer